EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Vince Holding Corp. Announces Receipt of $30.0 Million Rights Offering Commitment Letter

NEW YORK, New York – May 19, 2017 – Vince Holding Corp. (NYSE: VNCE), a leading global luxury apparel and accessories brand (“Vince” or the “Company”), today announced that on May 18, 2017, the Company received a Rights Offering Commitment Letter from Sun Capital Partners V, L.P. (“Sun Fund V”) that provides the Company with an amount equal to $30.0 million of cash proceeds (the “Contribution Obligation”) in the event that the Company conducts a rights offering of its common stock to its stockholders (a “Rights Offering”), subject to certain terms and conditions.

Brendan Hoffman, Chief Executive Officer, commented, “We are pleased to have received this Rights Offering Commitment Letter from Sun Fund V, and appreciate their continued support.  The proceeds from a potential offering would enhance our capital structure and provide additional cash for operations, enabling us to continue executing our strategic plan.”

Terms of Rights Offering Commitment Letter

Sun Fund V will receive terms and conditions substantially in the same form as the investment agreement, dated March 15, 2016, by and among Sun Cardinal, LLC, SCSF Cardinal, LLC and the Company, with any modifications thereto as may be mutually agreed between Sun Fund V and the Company, for providing the Contribution Obligation. There will be no fee paid to Sun Fund V by the Company relating to the Contribution Obligation.  Sun Fund V’s obligations are subject to certain terms and conditions, as detailed fully in the Rights Offering Commitment Letter dated May 18, 2017, including but not limited to the Company entering into an amendment to its existing senior secured term loan facility that is acceptable to Sun Fund V in its sole discretion, and no default or event of default having occurred under the Company’s senior secured term loan facility or revolving credit facility, unless promptly cured or reasonably expected to be promptly cured by the Company.

Sun Fund V’s obligations terminate upon the earliest to occur of (A) the consummation of the Rights Offering whereby the Company receives proceeds equal to or exceeding $30.0 million, (B) 11:59 p.m. New York City time on June 30, 2017 if the Rights Offering has not commenced by such time (which date to be extended by 45 days in the event the Company’s registration statement relating to the Rights Offering is reviewed by the Securities and Exchange commission (“SEC”)) , (C) 11:59 p.m. New York City time on August 1, 2017 (which date to be extended by 45 days in the event the Company’s registration statement relating to the Rights Offering is reviewed by the SEC), and (D) the date Sun Fund V, or its affiliates, fund the Contribution Obligation.

The Company will provide further details if and when the Rights Offering commences.

For additional information, including a copy of the Rights Offering Commitment Letter, please refer to the Company’s Current Report on Form 8-K filed with the SEC on May 19, 2017.

ABOUT VINCE

Established in 2002, Vince is a global luxury brand best known for utilizing luxe fabrications and innovative techniques to create a product assortment that combines urban utility and modern effortless style. From its edited core collection of ultra-soft cashmere knits and cotton tees, Vince has evolved into a global lifestyle brand and destination for both women’s and men’s apparel and accessories. As of January 28, 2017, Vince products were sold in prestige distribution worldwide, including approximately 2,300 distribution locations across more than 40 countries. With corporate headquarters in New York and its design studio in Los Angeles, the Company operated 40 full-price retail stores, 14 outlet stores and its e-commerce site, vince.com. Please visit www.vince.com for more information.

This document, and any statements incorporated by reference herein, contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include the statements regarding, among other things, our current expectations about the Company's future results and financial condition, revenues, store openings and closings, margins, expenses and earnings and are indicated by words or phrases such as "may," "will," "should," "believe," "expect," "seek," "anticipate," "intend," "estimate," "plan," "target," "project," "forecast," "envision" and other similar phrases. Although we believe the assumptions and expectations reflected in these forward-looking statements are reasonable, these assumptions and expectations may not prove to be correct and we may not achieve the results or benefits anticipated. These forward-looking statements are not guarantees of actual results, and our actual results may differ materially from those suggested in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control, including, without limitation: our ability to maintain adequate cash flow from operations or availability under our revolving credit facility to meet our liquidity needs (including our obligations under the Tax Receivable Agreement with the Pre-IPO Stockholders); our ability to continue as a going concern; our ability to successfully operate the newly implemented systems, processes, and functions recently transitioned from Kellwood Company; our ability to remediate the identified material weaknesses in our internal control over financial reporting; our ability to comply with the continued listing standards of the New York Stock Exchange; our ability to commence and complete a potential rights offering; our ability to ensure the proper operation of the distribution facility by a third party logistics provider recently transitioned from Kellwood; our ability to remain competitive in the areas of merchandise quality, price, breadth of selection, and customer service; our ability to anticipate and/or react to changes in customer demand and attract new customers, including in connection with making inventory commitments; our ability to control the level of sales in the off-price channels; our ability to manage excess inventory in a way that will promote the long-term health of the brand; changes in consumer confidence and spending; our ability to maintain projected profit margins; unusual, unpredictable and/or severe weather conditions; the execution and management of our retail store growth plans, including the availability and cost of acceptable real estate locations for new store openings; the execution and management of our international expansion, including our ability to promote our brand and merchandise outside the U.S. and find suitable partners in certain geographies; our ability to expand our product offerings into new product categories, including the ability to find suitable licensing partners; our ability to successfully implement our marketing initiatives; our ability to protect our trademarks in the U.S. and internationally; our ability to maintain the security of electronic and other confidential information; serious disruptions and catastrophic events; changes in global economies and credit and financial markets; competition; our ability to attract and retain key personnel; commodity, raw material and other cost increases; compliance with domestic and international laws, regulations and orders; changes in laws and regulations; outcomes of litigation and proceedings and the availability of insurance, indemnification and other third-party coverage of any losses suffered in connection therewith; tax matters; and other factors as set forth from time to time in our Securities and Exchange Commission filings, including under the heading "Item 1A—Risk Factors" in our Annual Report on Form 10-K and our Quarterly Reports on Form 10Q. We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available, except as required by law.

This press release is also available on the Vince Holding Corp. website (http://investors.vince.com/).

Investor Relations Contact:

Jean Fontana

ICR, Inc.

Jean.fontana@icrinc.com
646-277-1200